Exhibit 23.1




              CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 6, 1996, which appears on page 20 of the 1995 Annual Report to Stockholders of Tultex Corporation, which is incorporated by reference in Tultex Corporation's Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP



Winston-Salem, North Carolina
April 9, 1996